Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	February 3, 2003
Executive Vice President and Chief Financial Officer (310) 481-8483 or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484

KILROY REALTY CORPORATION REPORTS FOURTH QUARTER

EARNINGS AND ON KEY LEASE ISSUES

LOS ANGELES, February 3, 2003 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2002, with net income of $14.0 million, or $0.50 per share, compared to $7.6 million, or $0.28 per share in the fourth quarter of 2001. Revenues from continuing operations in the fourth quarter totaled $51.7 million, compared to $48.0 million in the fourth quarter of 2001.

For its fiscal year ended December 31, 2002, KRC reported net income of $40.3 million, or $1.45 per share, compared to $38.4 million, or $1.40 per share, in 2001. Revenues from continuing operations in 2002 totaled $202.1 million, compared to $203.6 million in 2001.

KRC’s funds from operations (FFO) totaled $24.3 million, or $0.76 per share, in the fourth quarter of 2002, compared to $20.9 million, or $0.68 per share in the prior year’s fourth quarter. For the year, FFO totaled $97.9 million, or $3.09 per share, compared to $91.6 million, or $3.00 per share, in 2001.

On Tuesday, February 4, 2003, KRC management will discuss 2003 earnings guidance during its quarterly conference call. Based on management’s view of current market conditions and certain assumptions with regard to rental rates and other projections, an FFO per share range of $2.60 to $2.80 for the fiscal year 2003 will be discussed.

All per-share amounts in this report are presented on a diluted basis.

KRC stabilized $106 million of new development in 2002, adding an aggregate 436,000 square feet of space in six new office properties to its portfolio. At year-end, the company’s stabilized portfolio was 93.7% occupied.

KRC also disposed of $41.8 million of non-strategic real estate assets aggregating 468,000 square feet of space during the fourth quarter, including the sale of two office and two industrial properties that produced a net gain of $6.1 million for the period. The company used the proceeds from these dispositions to help fund its development program and finance the company’s stock repurchase program. In the fourth quarter, the company repurchased 508,200 common shares at an average price of $22.39 per share.

The company’s committed development pipeline, totaling 608,400 square feet of space in Southern California, represents a total estimated investment of approximately $198 million, and is currently 53% leased.

KRC Reports on Key Lease Issues

The company also reported today that Peregrine Systems has indicated it intends to file a motion in bankruptcy court seeking to reject its two remaining leases it has with Kilroy Realty totaling 241,747 square feet in the northern San Diego submarket of Del Mar. Approximately 65,000 square feet of this space is currently subject to subleases whose rental obligations are anticipated to continue.

The company also reported that on Thursday, January 30, 2003, numerous press reports announced that Brobeck, Phleger & Harrison LLP had decided to dissolve. Brobeck leases two properties from KRC in Del Mar totaling approximately 162,000 square feet, and representing approximately 2.4% of the company’s total annual base rental revenues. The company reported that it had not received any official statement from Brobeck, and that at this time it is uncertain how Brobeck’s reported actions may affect the company’s leases with Brobeck.

The company also reported today that it recognized a $4.1 million lease termination fee in January 2003 associated with a 68,000 square-foot office property located in the Sorrento Mesa area of coastal San Diego that was fully leased to Ericsson. KRC is actively re-marketing the property.

Some of the information presented in this release is forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Principal submarkets for KRC’s current development program include West Los Angeles, El Segundo and coastal San Diego. At December 31, 2002, the company owned 7.4 million square feet of commercial office space and 4.9 million square feet of industrial space. More information can be found at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2002	Three Months Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2001

Revenues from continuing operations	$51,653	$48,024	$202,095	$203,610

Revenues including discontinued operations	$52,470	$49,598	$207,481	$209,645

Net income available to common stockholders (1)	$13,965	$7,625	$40,312	$38,431

Weighted average common shares outstanding—basic	27,453	27,426	27,450	27,167
Weighted average common shares outstanding—diluted	27,691	27,545	27,722	27,373

Net income per share of common stock—basic	$0.51	$0.28	$1.47	$1.41

Net income per share of common stock—diluted	$0.50	$0.28	$1.45	$1.40

Funds From Operations (2)	$24,262	$20,933	$97,940	$91,558

Weighted average common shares/units outstanding—basic (3)	31,689	30,487	31,443	30,349
Weighted average common shares/units outstanding—diluted (3)	31,928	30,606	31,715	30,555

Funds From Operations per common share/unit—basic (3)	$0.77	$0.69	$3.11	$3.02
Funds From Operations per common share/unit—diluted (3)	$0.76	$0.68	$3.09	$3.00

Common shares outstanding at end of period			27,420	27,426
Common partnership units outstanding at end of period			4,237	3,061

Total common shares and units outstanding at end of period			31,657	30,487

			December 31, 2002	December 31, 2001
Occupancy rates:
Los Angeles			86.4%	89.8%
Orange County			98.8%	97.3%
San Diego			93.1%	100.0%
Other			97.4%	99.3%

Weighted average total			93.7%	95.8%

Total square feet of stabilized properties owned at end of period:
Office			7,448	7,225
Industrial			4,881	5,086

Total			12,329	12,311

(1)	Net income after minority interests.
(2)	Reconciliation of Net Income to Funds From Operations included at page 4.
(3)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

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KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2002	December 31, 2001
ASSETS
INVESTMENT IN REAL ESTATE:
Land and improvements	$288,228	$269,366
Buildings and improvements	1,289,525	1,140,499
Undeveloped land and construction in progress, net	108,465	191,129

Total investment in real estate	1,686,218	1,600,994
Accumulated depreciation and amortization	(278,503)	(241,665)

Investment in real estate, net	1,407,715	1,359,329
Cash and cash equivalents	15,777	16,487
Restricted cash	6,814	5,413
Current receivables, net	3,074	4,770
Deferred rent receivables, net	29,466	27,381
Deferred leasing costs, net	31,427	33,120
Deferred financing costs, net	6,221	3,948
Prepaid expenses and other assets	6,108	6,781

TOTAL ASSETS	$1,506,602	$1,457,229

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$507,037	$459,587
Unsecured line of credit	255,000	155,000
Unsecured term facility	—	100,000
Accounts payable, accrued expenses and other liabilities	43,917	53,879
Accrued distributions	15,670	14,634
Rents received in advance, tenant security deposits and deferred revenue	24,310	15,955

Total liabilities	845,934	799,055

MINORITY INTEREST:
8.075% Series A Cumulative Redeemable Preferred unitholders	73,716	73,716
9.375% Series C Cumulative Redeemable Preferred unitholders	34,464	34,464
9.250% Series D Cumulative Redeemable Preferred unitholders	44,321	44,321
Common unitholders of the Operating Partnership	68,196	49,176
Minority interest in Development LLCs	—	15,869

Total minority interests	220,697	217,546

STOCKHOLDERS’ EQUITY:
Common stock	273	274
Additional paid-in capital	493,116	479,295
Distributions in excess of earnings	(47,629)	(33,163)
Accumulated net other comprehensive loss	(5,789)	(5,778)

Total stockholders’ equity	439,971	440,628

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,506,602	$1,457,229

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KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2002	Three Months Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2001
REVENUES:
Rental income	$45,788	$43,754	$177,104	$175,266
Tenant reimbursements	4,798	4,092	21,799	21,125
Interest income	62	147	513	1,030
Other income	1,005	31	2,679	6,189

Total revenues	51,653	48,024	202,095	203,610

EXPENSES:
Property expenses	8,460	7,351	30,799	28,741
Real estate taxes	3,960	2,879	15,548	14,960
General and administrative expenses	2,975	2,823	12,557	11,692
Ground leases	319	361	1,354	1,507
Interest expense	8,615	9,579	35,640	41,457
Depreciation and amortization	14,468	13,174	59,781	51,460

Total expenses	38,797	36,167	155,679	149,817

Income from continuing operations before net gains on dispositions	12,856	11,857	46,416	53,793
Net gains on dispositions of operating properties		707	896	4,714

Income from continuing operations before minority interests	12,856	12,564	47,312	58,507

Minority interests:
Distributions on Cumulative Redeemable Preferred units	(3,375)	(3,375)	(13,500)	(13,500)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(1,257)	(751)	(4,636)	(4,185)
Recognition of previously reserved Development LLC preferred return			3,908
Minority interest in earnings of Development LLCs		(1,549)	(1,024)	(3,701)

Total minority interests	(4,632)	(5,675)	(15,252)	(21,386)

Income from continuing operations	8,224	6,889	32,060	37,121

Discontinued operations:
Revenues from discontinued operations	817	1,574	5,386	6,035
Expenses from discontinued operations	(339)	(755)	(2,511)	(3,016)
Net gain on disposition of discontinued operations	6,100		6,570
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(837)	(83)	(1,193)	(317)

Total discontinued operations	5,741	736	8,252	2,702

Net income before cumulative effect of change in accounting principle	13,965	7,625	40,312	39,823
Cumulative effect of change in accounting principle				(1,392)

Net income	$13,965	$7,625	$40,312	$38,431

Weighted average shares outstanding—basic	27,453	27,426	27,450	27,167
Weighted average shares outstanding—diluted	27,691	27,545	27,722	27,373

Net Income per common share—basic	$0.51	$0.28	$1.47	$1.41

Net Income per common share—diluted	$0.50	$0.28	$1.45	$1.40

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KILROY REALTY CORPORATION

FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2002	Three Months Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2001
Net income	$13,965	$7,625	$40,312	$38,431
Adjustments:
Minority interest in earnings of Operating Partnership	2,094	834	5,829	4,502
Depreciation and amortization	14,303	12,634	59,265	49,757
Net gains on dispositions of operating properties	(6,100)	(707)	(7,466)	(4,714)
Cumulative effect of change in accounting principle				1,392
Non-cash amortization of restricted stock grants		547		2,190

Funds From Operations	$24,262	$20,933	$97,940	$91,558

Weighted average common shares/units outstanding—basic	31,689	30,487	31,443	30,349
Weighted average common shares/units outstanding—diluted	31,928	30,606	31,715	30,555

Funds From Operations per common share/unit—basic	$0.77	$0.69	$3.11	$3.02

Funds From Operations per common share/unit—diluted	$0.76	$0.68	$3.09	$3.00

KILROY REALTY CORPORATION

FUNDS AVAILABLE FOR DISTRIBUTION

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2002	Three Months Ended December 31, 2001	Year Ended December 31, 2002	Year Ended December 31, 2001
Funds From Operations	$24,262	$20,933	$97,940	$91,558
Adjustments:
Amortization of deferred financing costs	970	532	2,647	1,720
Tenant improvements, leasing commissions and recurring capital expenditures	(7,082)	(4,249)	(11,113)	(11,168)
Net effect of straight-line rents	(1,260)	(2,272)	(4,339)	(6,786)

Funds Available for Distribution	$16,890	$14,944	$85,135	$75,324

Funds Available for Distribution per common share/unit—basic	$0.53	$0.49	$2.71	$2.48

Funds Available for Distribution per common share/unit—diluted	$0.53	$0.49	$2.68	$2.47

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